UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2008

Javelin Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32949	88-0471759

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

125 CambridgePark Drive, Cambridge Massachusetts	02140

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
Employment Agreement with Martin J. Driscoll
     On June 4, 2008, Javelin Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement, effective as of March 3, 2008, with Martin J. Driscoll, pursuant to which Mr. Driscoll shall serve as the Company’s Chief Executive Officer. The employment agreement is for a term of three years, and automatically renews for successive one-year periods after March 3, 2011, unless it is earlier terminated or either party elects not to renew the agreement by giving six months’ notice prior to March 3rd thereafter. Pursuant to the terms of his employment agreement, Mr. Driscoll shall receive an annual base salary of $450,000, plus certain incentive bonus compensation at the discretion of the Board of Directors of the Company (the “Board), if certain performance targets are met, of up to $450,000. In addition, if certain performance targets are met, Mr. Driscoll will be granted options to purchase shares of our common stock on an annual basis, the amount and terms of which will be determined by the Board based on then-current option award guidelines, vesting in three equal annual installments commencing upon the first anniversary of the date of any such grant.
     A copy of Mr. Driscoll’s employment agreement with the Company is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Employment Agreement with Daniel B. Carr, M.D.
     On June 5, 2008, the Company entered into an amendment to that certain Employment Agreement between the Company and Daniel B. Carr, M.D., dated July 7, 2007. The amendment memorializes Dr. Carr’s new positions with the Company as President and Chief Medical Officer, as more specifically set forth below. All other material terms of Dr. Carr’s employment agreement remain in effect.
     A copy of the amendment to Dr. Carr’s employment agreement with the Company is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Principal Officer
     On June 1, 2008, the Board appointed Daniel B. Carr, M.D. to the position of President of the Company, effective immediately. Dr. Carr currently also serves as Vice Chairman of the Board and Chief Medical Officer. Dr. Carr replaces Fred H. Mermelstein, Ph.D., who resigned as President effective June 1, 2008. Dr. Mermelstein had served as President of the Company since December 2004, and he shall remain a member of the Board.
     Dr. Carr remains entitled to the compensation provided by his July 7, 2007 employment agreement with the Company, as amended. In addition, the Company has granted additional incentive compensation to Dr. Carr, which is summarized in subsection (e) to this Item below.
     Dr. Mermelstein will remain with the Company in the position of Executive Director, and will work for the Company approximately two to three days a week. In this more limited capacity, Dr. Mermelstein will earn an annual base salary of $125,000, which is commensurate to approximately one half of his previous salary as President. Dr. Mermelstein is still eligible for equity compensation at the discretion of the Board under the Company’s 2005 Omnibus Stock Incentive Plan.
     Dr. Carr is not related to, nor does he have any relationship with, any existing member of the Board of Directors or any executive officer of the Company.
     Dr. Carr, age 60, has served as a director of the Company since December 2004, including as Vice Chairman of the Board since March 3, 2008. Dr. Carr has also served as Chief Medical Officer of the Company since September 2004 when he joined Innovative Drug Delivery Systems (“IDDS”), the predecessor to the Company, from his position as Saltonstall Professor of Pain Research at Tufts-New England Medical Center, and Professor of

Anesthesiology and Medicine. He had held both positions since 1994. Dr. Carr ended his clinical responsibilities effective September 2004. Dr. Carr served as Chief Executive Officer of the Company from July 2005 until March 3, 2008. From 1995 to 2003, he was the Medical Director of the Pain Management Program at the New England Medical Center, which merged into the Pain Management program at Caritas St. Elizabeth’s Medical Center, another Tufts-affiliated program. Dr. Carr was a founder of the Pain Center at the Massachusetts General Hospital and served as Special Consultant to the U.S. Department of Health and Human Services and Co-Chair of the Agency for Health Care Policy and Research’s Clinical Practice Guidelines on Acute and Cancer Pain Management. He is Editor-in-Chief of Pain: Clinical Updates published by the International Association for the Study of Pain (“IASP”), and has served as a Director of the American Pain Society and the IASP. Dr. Carr holds a bachelors degree from Columbia College and an M.D. degree from Columbia University College of Physicians and Surgeons.
     A copy of the press release announcing the appointment of Dr. Carr as President and the resignation of Dr. Mermelstein is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(e) Material Compensatory Plan
     In connection with the appointment of Dr. Carr as President of the Company, the Company agreed to grant Dr. Carr options to purchase up to 100,000 shares of common stock, at an exercise price of $3.11 per share, which options shall vest upon the filing of a U.S. New Drug Application (“NDA”) for each of DylojectTM and PMI-150TM by certain specified dates, provided that Dr. Carr is employed by the Company on such dates. Dr. Carr will also receive a cash bonus of up to $100,000 in connection with such NDA filings.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of March 3, 2008, by and between the Company and Martin J. Driscoll.

10.2	Amendment, dated June 5, 2008, to the Employment Agreement, dated July 7, 2007, by and between the Company and Daniel B. Carr, M.D.

99.1	Press Release of Javelin Pharmaceuticals, Inc. dated June 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.

By: Name:	/s/ Martin J. Driscoll Martin J. Driscoll
Title:	Chief Executive Officer
Dated: June 5, 2008

EXHIBIT INDEX

Number	Document

10.1	Employment Agreement, effective as of March 3, 2008, by and between the Company and Martin J. Driscoll.

10.2	Amendment, dated June 5, 2008, to the Employment Agreement, dated July 7, 2007, by and between the Company and Daniel B. Carr, M.D.

99.1	Press Release of Javelin Pharmaceuticals, Inc. dated June 3, 2008.